STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of February 21, 2002, is made between Blum Strategic Partners II, L.P., a Delaware limited partnership ("Blum"), and each of the entities or individuals listed in Exhibit A hereto (each a "Seller," and collectively the "Sellers").

     WHEREAS, the Sellers are the direct beneficial owners of 1,106,682 shares of common stock (the "Common Stock") of PRG-Schultz International, Inc. ("PRG").

     WHEREAS, Blum desires to purchase, and the Sellers desire to sell, 1,106,682 shares of Common Stock owned by the Sellers (such shares of Common Stock, the "Shares"), upon the terms set forth herein, at a price of $9.3683 per share.

     WHEREAS, certain capitalized terms used herein are defined in Section 5.1 hereof.

     NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth, intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I

                        PURCHASE AND SALE OF THE SHARES;
                 ASSIGNMENT OF REGISTRATION RIGHTS; THE CLOSING

     1.1 Purchase and Sale of Shares. Upon the terms set forth herein, at the Closing (as defined in Section 1.3) the Sellers shall sell, assign, transfer and deliver to Blum and Blum shall accept and purchase from the Sellers the Shares, free and clear of all Encumbrances, for $9.3683 per Share, or an aggregate of $10,367,728.96, in immediately available funds.

     1.2 Assignment of Registration Rights. Pursuant to Section 7.2 of the Registration Rights Agreement (the "Registration Rights Agreement") entered into as of January 24, 2002, by and among Profit Recovery Group International, Inc., a Georgia corporation, Howard Schultz & Associates International, Inc., a Texas corporation, and the persons listed on Exhibit A to the Registration Rights Agreement, the Sellers hereby assign to Blum their rights and interests in the Registration Rights Agreement with respect to the Shares.

     1.3 Closing. Upon the terms contained in this Agreement, the closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Blum Capital Partners, L.P., 909 Montgomery Street, Suite 400, San Francisco, California 94133, at 11:00 A.M., San Francisco Time, on the date hereof or at such other time and place as the Sellers and Blum shall mutually agree upon. The date on which the Closing takes place is referred to as the "Closing Date".

     1.4 Deliveries by the Sellers. At the Closing, the Sellers are delivering to Blum the following:

          (a) stock certificates representing the Shares, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer, with all necessary transfer tax and other revenue stamps affixed thereto;

          (b) a receipt for the payments provided for by Section 1.1 hereof; and

          (c) an opinion of Sellers' counsel in the form of Exhibit B hereto that the sale of Shares to Blum hereunder is made in compliance with the Securities Act or an available exemption therefrom.

     1.5 Deliveries by Blum. At the Closing, Blum is delivering to the Sellers by wire transfer to the accounts of the Sellers previously provided in writing to Blum the payment provided for in Section 1.1 hereof.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

              The Sellers represent and warrant to Blum as follows:

     2.1 Authorization; Binding Obligation. This Agreement has been duly and validly executed and delivered by the Sellers and, assuming due authorization, execution and delivery by Blum, constitutes a legal, valid and binding obligation of the Sellers, enforceable against them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other federal or state laws of general applicability relating to or affecting creditors' or secured parties' rights and remedies generally and general principles of equity, whether considered in an action at law or in equity. The Sellers have the legal capacity and all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. Such execution, delivery and consummation has been duly and validly authorized by all necessary action on the part of the Sellers, and no other corporate or other proceedings on the part of the Sellers are necessary to authorize such execution, delivery and consummation.

     2.2 Title to the Shares. Immediately prior to the Closing, the Sellers were the record and beneficial owner of, and had good and marketable title to, the Shares free and clear of all Encumbrances. The Shares owned by the Sellers are validly issued, duly authorized and free of any preemptive rights; there are no voting trusts or other agreements or understandings to which the Sellers are a party with respect to the voting of the Shares. The Shares are not subject to any restrictions on transferability other than those imposed by the Securities Act and applicable state securities laws. There are no options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire Shares from the Sellers pursuant to which the Sellers may be obligated to sell, transfer or otherwise dispose of any of the Shares. At the Closing, Blum is acquiring good and marketable title to the Shares, free and clear of all Encumbrances.

     2.3 Consents and Approvals; No Violation. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by the Sellers, (ii) violate the certificate of incorporation or bylaws of the Sellers, or any Law of any Governmental Authority which may be applicable to the Sellers, or by which any of the Sellers' activities, properties or assets (including, without limitation, the Shares) may be bound or affected or (iii) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon any of the property of the Sellers (including, without limitation, the Shares)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, contract, agreement, Permit, Order, or other instrument or obligation to which the Sellers are a party or by which any of the Sellers' activities, properties or assets (including, without limitation, the Shares) may be bound or affected.

     2.4 Brokers and Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     2.5 Termination of Certain Agreements. Each contract or agreement between the Sellers and PRG or any other party which is binding upon the Sellers with respect to the Shares has been terminated so far as it relates to the Shares and is not and will not be binding upon Blum or the Shares after the Closing. PRG has approved of the assignment by the Sellers to Blum of the Sellers' rights under the Registration Rights Agreement so far as they relate to the Shares. There are no other contracts, agreements or understandings, written or oral, between the Sellers and PRG or any other party with respect to the Shares.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BLUM

     Blum represents and warrants to the Sellers as follows:

     3.1 Authorization; Binding Obligation. Blum has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Blum and the consummation of the transactions contemplated hereby by Blum have been duly and validly authorized by Blum and no other proceedings on the part of Blum are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by Blum and, assuming due authorization, execution and delivery by the Sellers, constitutes the legal, valid and binding obligation of Blum, enforceable against Blum in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other federal or state laws of general applicability relating to or affecting creditors' or secured parties' rights and remedies generally and general principles of equity, whether considered in an action at law or in equity.

     3.2 Consents and Approvals; No Violation. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by Blum,
(ii) violate the limited partnership agreement of Blum, or any Law of any Governmental Authority which may be applicable to Blum, or by which any of Blum's businesses, properties or assets may be bound or affected or (iii) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon any of the property of Blum) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, contract, agreement, Permit, Order, or other instrument or obligation to which Blum is a party or by which any of Blum's businesses, properties or assets may be bound or affected.

     3.3 Securities Act. Blum is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution or other disposition thereof, except as otherwise provided under the Registration Rights Agreement. Blum acknowledges that as of the Closing Date the Shares have not been registered under the Securities Act and are "restricted securities" under the Securities Act.

     3.4 Brokers and Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     3.5 Investment Experience and Accreditation. Blum hereby represents that it is an "accredited investor," as defined in Rule 501(a) of Regulation D under the Securities Act, and is experienced in evaluating the transactions contemplated hereby. Blum has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

     3.6 Disclosure of Information. Blum has received a copy of an Offering Memorandum dated November 30, 2001, PRG's definitive proxy statement dated December 19, 2001, PRG's Reports on Form 8-K filed with the Securities and Exchange Commission on January 2, 2002 and January 17, 2002, respectively, PRG's press release dated January 24, 2002 announcing the closing of the Schultz acquisition and PRG's disclosure letter dated February 2, 2002 (collectively, the "Offering Documents") and has acknowledged that it has had access to such financial and other information, and has been afforded the opportunity to ask questions of PRG and receive answers thereto, as it deemed necessary in connection with its decision to purchase the Shares.

     3.7 Restrictions. Blum agrees that if it should resell or otherwise transfer the Shares it will do so only:

          (a) to PRG or any affiliate thereof,

          (b) to an accredited investor that, prior to the transfer, furnishes to PRG a signed letter containing representations and agreements relating to the restrictions on transfer of the Shares reasonably acceptable to PRG and, if PRG requests, an opinion of counsel reasonably acceptable to PRG to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

          (c) pursuant to another available exemption from registration provided under the Securities Act, if available, provided that the representations and agreements and opinion described in (ii) above are delivered, if requested by PRG, or

          (d) pursuant to a registration statement which has been declared effective under the Securities Act and which continues to be effective at the time of such transfer.

     Blum agrees that it will give each person to whom it transfers such Shares notice of any restrictions on transfer of such Shares, if then applicable. Blum acknowledges that PRG will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements and agrees that if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its purchase of the Shares are no longer accurate, it shall promptly notify PRG. Blum acknowledges that none of PRG, Sellers or any person representing PRG or Sellers has made any representation to it with respect to PRG or the offering or sale of any Shares, other than the information contained in the Offering Documents, which Offering Documents have been delivered to it and upon which it is making its investment decision with respect to the Shares.

     3.8 Restrictive Legend.

     Blum acknowledges that each certificate representing a Share will bear a legend substantially to the following effect, unless such Shares have been transferred pursuant to Rule 144 under the Securities Act or pursuant to a registration statement that has been declared effective under the Securities
Act:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, NOR WILL AN ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER OF THE SHARES BY THE ISSUER, UNLESS: (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO THE SHARES AND THE TRANSFER SHALL THEN BE IN EFFECT, OR
          (II) IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE SHARES ARE TRANSFERRED IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS."


                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 Survival of Representation and Warranties. All representations, warranties and covenants made by any party contained in this Agreement, or any certificate delivered pursuant hereto or made in writing to, by or on behalf of Blum or the Sellers, as the case may be, in connection with the transactions contemplated by this Agreement shall survive the Closing.

     4.2 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     4.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally-recognized overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                     (a)       If to Blum to:

                               Blum  Strategic  Partners  II, L.P.
                               909 Montgomery   Street,   Suite   400
                               San Francisco,  CA  94133
                               Telephone: (415)434-1111
                               Telecopy: (415)434-3130
                               Attention: Murray A. Indick


                      (b)      If to the Sellers to:

                               Malouf, Lynch, Jackson & Swinson
                               600 Preston Commons East
                               8115 Preston Road
                               Dallas, TX 75225

                               Telephone:  (214) 273-0566 (direct dial)
                               Telecopy:   (214) 273-0567 (direct fax)
                               Attention:  Curtis R. Swinson, Esq.


or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

     4.4 Expenses. Each party hereto shall be solely responsible for all expenses incurred by it or on its behalf in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of its counsel, accountants, brokers, finders, financial advisors and other representatives.

     4.5 Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

     4.6 Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections mean Sections of this Agreement, unless otherwise indicated. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a governmental entity or an unincorporated organization. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     4.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     4.8 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     4.9 Entire Agreement; Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except for PRG, is not intended to confer upon any person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

     4.10 Assignment. No party hereto may assign its rights or obligations under this Agreement, provided that Blum may assign its rights to purchase Shares hereunder to any one or more of its affiliates, and may assign and transfer any Shares so purchased to any one or more of such affiliates.

     4.11 Further Assurances. The Sellers and Blum each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

                                   ARTICLE V

                                  DEFINITIONS

     5.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Blum" shall have the meaning set forth in the preamble.

     "Closing" shall have the meaning set forth in Section 1.3 hereof.

     "Closing Date" shall have the meaning set forth in Section 1.3 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock " shall have the meaning set forth in the preamble.

     "Encumbrance" shall mean any lien, encumbrance, proxy, voting trust arrangement, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any Governmental Authority, claim (including any claim as defined in the Code), charge, equities, mortgage, pledge, objection, title defect, option, restrictive covenant or restriction on transfer of any nature whatsoever, and the interest of the lessor in any property subject to a capital lease, except for restrictions or transferability imposed by the Securities Act.

     "Governmental Authority" shall mean any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, department, commission, board, bureau, court, tribunal, body, administrative or regulatory authority or instrumentality of any such government or political subdivision.

     "Law"  shall  mean  any  law  (including  common  law),  rule,  regulation,
restriction   (including  zoning),  code,  statute,   ordinance,   order,  writ,
injunction, judgment, decree or other requirement of a Governmental Authority.

     "Order" shall mean any order, judgment, injunction, award, decree, writ, rule or similar action of any Governmental Authority.

     "Permit"  shall  mean  any  franchise,  license,   certificate,   approval,
identification number, registration, permit, authorization, order or approval of, and any required registration with, any Governmental Authority.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Shares" shall have the meaning set forth in the preamble.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.



                                  BLUM STRATEGIC PARTNERS II, L.P.

                                  By: Blum Strategic GP II, L.L.C.



                                  By:_________________________________________
                                     Name:
                                     Title:

                                   HHS CHARITABLE LEAD TRUST



                                   By: ______________________________________
                                       Name:
                                       Title:

                                   LVS CHARITABLE LEAD TRUST



                                   By:_______________________________________
                                      Name:
                                      Title:

                                   DANIEL ALAN SCHULTZ HHS (2001) GST TRUST



                                   By:______________________________________
                                       Name:
                                       Title:

                                    DANIEL ALAN SCHULTZ LVS (2001) GST TRUST



                                    By:______________________________________
                                        Name:
                                        Title:

                                    JAYNIE SCHULTZ ROMANER HHS (2001) GST TRUST



                                    By:______________________________________
                                        Name:
                                        Title:

                                     JAYNIE SCHULTZ ROMANER LVS (2001) GST TRUST



                                     By: ____________________________________
                                          Name:
                                          Title:

                                     THE ANDREW H. SCHULTZ IRREVOCABLE TRUST




                                     By:______________________________________
                                         Name:
                                         Title:

                                    EXHIBIT A



NAME                                        NUMBER OF SHARES
----                                        ----------------

HHS Charitable Lead Trust                              55,334
LVS Charitable Lead Trust                              55,334
Daniel Alan Schultz HHS (2001) GST Trust              110,668
Daniel Alan Schultz LVS (2001) GST Trust              110,668
Jaynie Schultz Romaner HHS (2001) GST Trust           110,668
Jaynie Schultz Romaner LVS (2001) GST Trust           110,668
Andrew Schultz                                        498,008
The Andrew H. Schultz Irrevocable Trust                55,334
                                                     --------
TOTAL                                                1,106,682

                                    EXHIBIT B


                                February 21, 2002



Murray A. Indick
Blum Capital Partners, L.P.
909 Montgomery Street, Suite 400
San Francisco, CA 94133


Re: Sale of 1,106,682 Shares of the Common Stock of The Profit Recovery Group International, Inc. by the Sellers to Blum Strategic Partners II, L.P.

Dear Mr. Indick:

     We have been requested by you to express our opinion as to whether such shareholders have sold the above-referenced shares in compliance with the Securities Act of 1933, as amended.

     In this regard, we have reviewed a Stock Purchase Agreement executed by Blum Strategic Partners II, L.P., dated February 21, 2002. In rendering this opinion, we have assumed that the foregoing document is accurate and complete in all material respects, and we have further assumed the genuineness of all signatures, the authenticity of all documents of those submitted to us as originals, the conformity to original documents of those submitted as photostatic copies, and the authenticity of such latter documents.

     On  the  basis  of  the   foregoing,   we  are  of  the  opinion  that  the
above-referenced shares may be transferred in compliance with the Securities Act of 1933, as amended, and the regulations promulgated thereunder.


                                     Sincerely,




                                     Curtis R. Swinson



1449539